EXHIBIT (H)(14)

                       THOMPSON INVESTMENT MANAGEMENT LLC
                           1200 John Q. Hammons Drive
                            Madison, Wisconsin 53717

                                October 25, 2006

Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, Wisconsin 53717
Attn: Board of Directors

      Re: Expense Reimbursement and Fee Waiver Commitment

Ladies and Gentlemen:

      This is to confirm the commitment of Thompson Investment Management LLC, as investment adviser to the Thompson Plumb Bond Fund, to waive fees and/or reimburse expenses from December 1, 2006 through March 31, 2008 so that the annual operating expenses of the Bond Fund do not exceed 0.59% of average daily net assets.

                                        Very truly yours,

                                        THOMPSON INVESTMENT MANAGEMENT LLC


                                        By: /s/ John W. Thompson
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                                        Title: President
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